Exhibit 10.6
CONFIDENTIAL
November 21, 2008
Mr. Cameron Chalmers
5618 Morningside Ave.
Dallas, Texas 75206
Dear Cam:
     Reference is hereby made to (i) that Employment Agreement (this “Agreement”) dated the 10th day of January, 2007, by and between Study Island, LLC, a Delaware limited liability company (the “Company”), and Cameron Chalmers (the “Executive”) and (ii) that Participation Share Agreement dated [   ], 2008 (the “Equity Agreement”) by and between Study Island Holdings, LLC, a Delaware limited liability company ( “Holdings”) and the Executive. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement or the Equity Agreement, as applicable.
     The Company understands that the Executive plans to scale back his working hours and take an extended leave of absence from the Company to engage in a cross Atlantic boating trip beginning in or around June 2009 and ending in or around early October 2009 (the “Leave of Absence”). As we have discussed, in light of this, the Company is willing to extend the Agreement on the following terms and conditions:
     1. Base Salary. Beginning as of January 10, 2009, the Executive’s annual base salary for all purposes under the Agreement shall be $62,500. For the avoidance of doubt, the Executive’s bonus contemplated by Section 4.2 of the Agreement will be computed based on an annual base salary of $62,500.
     2. Participation Shares. As of January 10, 2009, the number of Vested Class B Shares shall be 365,150.4 shares. The Equity Agreement shall be amended to reduce the remaining number of unvested Class B Shares available to become vested in accordance with Section 4.2 of the Equity Agreement to 273,862.8 shares. For the avoidance of doubt, the effect of the foregoing is that 273,862.8 unvested Class B Shares under the Equity Agreement shall be forfeited and no longer available to become Vested Class B shares.
     3. Leave of Absence. The Executive shall provide the Company at least thirty (30) days advanced notice of the beginning of the Leave of Absence, and the Leave of Absence shall not exceed one hundred twenty (120) days. In the event that the Leave of Absence exceeds one hundred twenty (120) days, the Company shall be entitled to terminate the Executive’s employment for Cause in accordance with
Section 7.1(b) of the Agreement.

     4. Renewal Terms. The Agreement shall be extended hereby until January 10, 2010. The Agreement shall be thereafter automatically extended as hereby amended from year to year hereafter unless either party gives not less than sixty (60) days prior written notice to the other that such party elects to have the Agreement terminated effective at the end of the current renewal term.
     5. Miscellaneous.
               (a) This letter agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
               (b) Except to the extent specifically set forth in this letter agreement, all other terms and provisions of the Agreement and the Equity Agreement shall remain in full force and effect without change. This letter agreement shall be effective as of the date set forth above.
               (c) This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.
               (d) This letter agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.
               (e) In the event that the Executive’s employment with the Company ceases for any reason on or prior to January 10, 2009, this letter agreement shall be null and void. In such case, the Executive’s employment will cease of such date and the Agreement will be deemed to have expired in accordance with Section 6.3.
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     If the foregoing is acceptable to you, please acknowledge your acceptance and agreement to the matters set forth herein by signing where indicated below and returning your signature to the Company. We are pleased to continue our relationship with you and look forward to the continuing success of the Company.

STUDY ISLAND, LLC
By:	/s/ Tim McEwen
	Name:	Tim McEwen
	Title:	CEO

STUDY ISLAND HOLDINGS, LLC
By:	/s/ James B. Walburg
	Name:	James B. Walburg
	Title:	CFO

AGREED AND ACCEPTED:
The undersigned acknowledges, agrees and approves this letter agreement

/s/ Cameron Chalmers Cameron Chalmers
[SIGNATURE PAGE TO LETTER AGREEMENT]

AMENDMENT TO STOCK PARTICIPATION SHARE AGREEMENT
          This AMENDMENT TO PARTICIPATION SHARE AGREEMENT (this “Amendment”) is entered into as of November 21, 2008 (“Effective Date”) by and among STUDY ISLAND HOLDINGS, LLC, a Delaware corporation (“Holdings”), and CAMERON CHALMERS (the “Executive” and together with Holdings, the “Parties”).
          WHEREAS, the Parties are parties to a Participation Share Agreement dated May 22, 2007 (the “Agreement”);
          WHEREAS, the Parties desire to amend the Agreement in accordance with Section 10.5 thereof; and
          WHEREAS, certain terms used in this Amendment are used as defined in the Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
          SECTION 1. Class B Shares As of January 10, 2009, (i) the number of Vested Class B Shares shall be 365,150.4 shares and (ii) the remaining number of unvested Class B Shares available to become vested in accordance with Section 4.2 of the Agreement, shall be 273,862.8 shares. For the avoidance of doubt, the effect of the foregoing is that 273,862.8 unvested Class B Shares under the Agreement shall be forfeited and no longer available to become Vested Class B shares.
          SECTION 2. Further Assurances. The Parties shall agree to execute and deliver any additional documents and take such further actions as may reasonably be reasonably requested by any other party to make effective and carry out the provisions of this Amendment.
          SECTION 3. Miscellaneous.
               (a) Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
               (b) Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
               (c) Entire Agreement. Except to the extent specifically set forth herein and the letter agreement of even date herewith between the Parties, all other terms and provisions of the Agreement shall remain in full force and effect without change.

               (d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.
               (e) Binding Nature. This Amendment is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.
               (f) Effective Date. This Amendment shall be effective as of January 10, 2009, provided that if the Executive’s employment with the Company ceases for any reason prior to such date, this Amendment shall be null and void.
[signature pages follow]

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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

STUDY ISLAND HOLDINGS, LLC
By:	/s/ Tim McEwen
Name:
Title:

/s/ Cameron Chalmers
Cameron Chalmers

[SIGNATURE PAGE TO AMENDMENT TO PARTICIPATION SHARE AGREEMENT]